SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2001

NATIONAL CITY BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	0-9426	42-0316731
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

651 Nicollet Mall
Minneapolis, Minnesota	55402-1611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 612.904.8500

Item 5   Other Events

        On June 28, 2001, a wholly owned subsidiary of the Company, Diversified Business Credit, Inc. (“DBCI”), entered into a letter agreement with Marshall & Ilsley Corporation (“M&I”) regarding DBCI’s prepayment of certain debt and the termination of related interest rate swap agreements. The letter agreement is attached hereto and incorporated herein by reference.

        On July 18, 2001, the Company issued a press release regarding the Company’s financial results for the second quarter ended June 30, 2001. The press release is attached hereto and incorporated herein by reference.

Item 7   Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.

99.1	Letter Agreement by and between M&I and DBCI dated June 28, 2001.
99.2	Press release dated July 18, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CITY BANCORPORATION

By: /s/ Thomas J. Freed
Its: Chief Financial Officer

Dated:    July 23, 2001

EXHIBIT INDEX

Exhibit No.

99.1	Letter Agreement by and between M&I and DBCI dated June 28, 2001.
99.2	Press release dated July 18, 2001.